Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Vice President, Investor Relations & Corporate Affairs

(949) 481-0510

clewis@glaukos.com

Glaukos Corporation Announces Fourth Quarter and Full Year 2021
Financial Results

San Clemente, CA – February 22, 2022 – Glaukos Corporation (NYSE: GKOS), an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases, today announced financial results for the fourth quarter and full year ended December 31, 2021. Key highlights include:

•	Net sales of $73.2 million in Q4 2021.

•	Glaucoma net sales of $57.1 million and Corneal Health net sales of $16.2 million in Q4 2021.

•	Gross margin of approximately 77% and non-GAAP gross margin of approximately 85% in Q4 2021.

•	Operating expenses of $74.2 million and non-GAAP operating expenses of $72.3 million in Q4 2021.

“Our fourth quarter performance caps off a successful year of execution on many key strategic initiatives despite continued COVID-19 dynamics and other reimbursement challenges we faced,” said Thomas Burns, Glaukos president and chief executive officer. “We continue to successfully invest in and advance our robust pipeline of novel, dropless platform technologies designed to transform vision by disrupting the standard of care and improving outcomes for the benefit of patients worldwide suffering from chronic eye diseases.”

Fourth Quarter 2021 Financial Results

Net sales in the fourth quarter of 2021 were $73.2 million, compared to $73.2 million in the same period in 2020.

Gross margin for the fourth quarter of 2021 was approximately 77%, compared to approximately 73% in the same period in 2020. Non-GAAP gross margin for the fourth quarter of 2021 was approximately 85%, compared to approximately 83% in the same period in 2020.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2021 increased 9% to $47.6 million, compared to $43.8 million in the same period in 2020. Non-GAAP SG&A expenses for the fourth quarter of 2021 increased 16% to $46.7 million, compared to $40.2 million in the same period in 2020.

Research and development (R&D) expenses for the fourth quarter of 2021 increased 26% to $26.7 million, compared to $21.2 million in the same period in 2020. Non-GAAP R&D expenses for the fourth quarter of 2021 increased 20% to $25.5 million, compared to $21.3 million in the same period in 2020.

Loss from operations in the fourth quarter of 2021 was $17.9 million, compared to operating loss of $11.4 million in the fourth quarter of 2020. Non-GAAP loss from operations in the fourth quarter of 2021 was $10.3 million, compared to non-GAAP operating loss of $0.4 million in the fourth quarter of 2020.

Net loss in the fourth quarter of 2021 was $21.9 million, or ($0.47) per diluted share, compared to a net loss of $10.6 million, or ($0.24) per diluted share, in the fourth quarter of 2020. Non-GAAP net loss in the fourth quarter of 2021 was $14.3 million, or ($0.31) per diluted share, compared to non-GAAP net loss of $0.8 million, or ($0.02) per diluted share, in the fourth quarter of 2020.

Full Year 2021 Financial Results

Net sales increased 31% in 2021 to $294.0 million, compared to $225.0 million in 2020.

Gross margin for 2021 was approximately 77%, compared to approximately 59% in 2020. Non-GAAP gross margin for 2021 was approximately 85%, compared to approximately 83% in 2020.

SG&A expenses in 2021 increased 5% to $179.3 million, compared to $171.4 million in 2020. Non-GAAP SG&A expenses in 2021 increased 13% to $172.2 million, compared to $152.3 million in 2020.

R&D expenses in 2021 rose 18% to $101.0 million, compared to $85.4 million in 2020. Non-GAAP R&D expenses in 2021 rose 20% to $99.4 million, compared to $82.9 million in 2020.

During 2021, the company incurred $10.0 million of in-process R&D charges associated with an upfront payment related to an amended licensing arrangement with Intratus, Inc. in the second quarter of 2021 and an upfront payment related to the execution of a licensing arrangement with Attillaps Holdings, Inc. in the third quarter of 2021. In addition, during 2021, the company received a $30 million payment related to the company’s settlement of patent litigation with Ivantis, Inc. This receipt was recorded as an offset to GAAP operating expenses in the third quarter of 2021.

Loss from operations in 2021 was $32.9 million, compared to operating loss of $123.6 million in 2020. Non-GAAP loss from operations in 2021 was $21.8 million, compared to non-GAAP operating loss of $48.2 million in 2020.

Net loss in 2021 was $49.6 million, or ($1.07) per diluted share, compared to net loss of $120.3 million, or ($2.70) per diluted share, in 2020. Non-GAAP net loss in 2021 was $38.6 million, or ($0.83) per diluted share, compared to non-GAAP net loss of $51.1 million, or ($1.15) per diluted share, in 2020.

The company ended the fourth quarter of 2021 with approximately $423 million in cash and cash equivalents, short-term investments and restricted cash.

2022 Revenue Guidance

The company expects 2022 net sales to be in the range of $265 million to $275 million.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PST (4:30 p.m. EST) to discuss the results and provide additional information about the company’s financial outlook. A link to the webcast is available on the company’s website at http://investors.glaukos.com. To participate in the conference call, please dial 888-210-2212 (U.S.) or 646-960-0390 (international) and enter Conference ID 7935742. A replay of the webcast will be archived on the company’s website following completion of the call.

Quarterly Summary Document

The company has posted a new document on its Investor Relations website under the “Financials & Filings – Quarterly Results” section titled “Quarterly Summary.” This new Quarterly Summary document is designed to provide the investment community with a summarized and easily accessible reference document that details the key facts associated with the quarter, the state of the company’s business objectives and strategies and any forward statements or guidance the company may make. Going forward, this document will be provided alongside the company’s earnings press release and is designed to be read by investors before the regularly scheduled quarterly conference call. As such, beginning with the first quarter of 2022, the conference call will be in a format primarily consisting of a questions and answers session, during which Glaukos will address any queries investors have regarding the company’s results. It is the company’s goal that this change will make its quarterly earnings process more efficient and impactful for the investment community going forward.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic medical technology and pharmaceutical company focused on developing and commercializing novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases. Glaukos first developed Micro-Invasive Glaucoma Surgery (MIGS) as an alternative to the traditional glaucoma treatment paradigm, launching its first MIGS device commercially in 2012, and has since developed a portfolio of technologically distinct and leverageable platforms to support ongoing pharmaceutical and medical device innovations. Products or product candidates for each of these platforms are designed to advance the standard of care through better treatment options across the areas of glaucoma, corneal disorders and retinal diseases.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the duration and severity of the COVID-19 pandemic and its impact on our business or the economy generally; the reduced physician fee and ASC facility fee reimbursement rate finalized by CMS for 2022 for procedures utilizing the Company’s iStent family of products and its impact on our U.S. combo-cataract glaucoma revenue; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject, the iStent inject W, our corneal cross-linking products or other products in development; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our ability to compete effectively in the medical device industry and against current and future competitors (including MIGS competitors); our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which was filed with the SEC on November 5, 2021, and will also be included in our Annual Report on Form 10-K for the year ended December 31, 2021, which we expect to file on or before March 1, 2022. Our filings with the Securities and Exchange Commission are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term "Non-GAAP" to exclude external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; significant extraordinary one-time partnering receipts or payments immediately recognized as income or expense and that are not recurring; amortization of debt discount and associated issuance costs related to the company’s convertible senior debt offering; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net sales	$73,240	$73,234	$294,011	$224,959
Cost of sales	16,865	19,590	66,627	91,719
Gross profit	56,375	53,644	227,384	133,240
Operating expenses:
Selling, general and administrative	47,566	43,792	179,257	171,401
Research and development	26,678	21,244	100,999	85,392
In-process research and development	-	-	10,000	-
Litigation-related settlement	-	-	(30,000)	-
Total operating expenses	74,244	65,036	260,256	256,793
Loss from operations	(17,869)	(11,392)	(32,872)	(123,553)
Non-operating (expense) income:
Interest income	272	498	1,288	2,379
Interest expense	(3,423)	(5,631)	(13,372)	(14,115)
Other (expense) income, net	(1,215)	2,634	(4,311)	2,975
Total non-operating (expense) income	(4,366)	(2,499)	(16,395)	(8,761)
Loss before taxes	(22,235)	(13,891)	(49,267)	(132,314)
Income tax (benefit) provision	(363)	(3,243)	326	(11,966)
Net loss	$(21,872)	$(10,648)	$(49,593)	$(120,348)

Basic net loss per share	$(0.47)	$(0.24)	$(1.07)	$(2.70)

Diluted net loss per share	$(0.47)	$(0.24)	$(1.07)	$(2.70)

Weighted average shares used to compute basic net loss per share	46,922	45,054	46,423	44,497
Weighted average shares used to compute diluted net loss per share	46,922	45,054	46,423	44,497

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	December 31,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$100,708	$96,596
Short-term investments	313,343	307,772
Accounts receivable, net	33,438	36,059
Inventory	23,011	15,809
Prepaid expenses and other current assets	15,626	13,206
Total current assets	486,126	469,442
Restricted cash	9,416	9,566
Property and equipment, net	68,969	24,008
Operating lease right-of-use asset	28,142	20,009
Finance lease right-of-use asset	49,022	51,443
Intangible assets, net	332,781	357,693
Goodwill	66,134	66,134
Deposits and other assets	9,108	7,207
Total assets	$1,049,698	$1,005,502

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,333	$4,371
Accrued liabilities	56,027	45,331
Total current liabilities	63,360	49,702
Convertible senior notes	280,026	189,416
Operating lease liability	29,650	20,704
Finance lease liability	72,699	60,690
Deferred tax liability, net	7,318	10,512
Other liabilities	9,494	7,029
Total liabilities	462,547	338,053

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value; 150,000 shares authorized; 46,993 and 45,275 shares issued and 46,965 and 45,247 shares outstanding at December 31, 2021 and December 31, 2020, respectively	47	45
Additional paid-in capital	952,432	976,590
Accumulated other comprehensive income	15	1,004
Accumulated deficit	(365,211)	(310,058)
Less treasury stock (28 shares as of December 31, 2021 and December 31, 2020)	(132)	(132)
Total stockholders' equity	587,151	667,449
Total liabilities and stockholders' equity	$1,049,698	$1,005,502

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q4 2021				Q4 2020
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$16,865	$(5,562)	(a)	$11,303	$19,590	$(7,417)	(a)(f)(g)	$12,173

Gross Margin	77.0%	7.6%		84.6%	73.3%	10.1%		83.4%

Operating expenses:
Selling, general and administrative	$47,566	$(862)	(b)(c)	$46,704	$43,792	$(3,622)	(b)(c)(f)(h)(i)	$40,170

Research and development	$26,678	$(1,130)	(d)(e)	$25,548	$21,244	$71	(d)(f)	$21,315

Loss from operations	$(17,869)	$7,554		$(10,315)	$(11,392)	$10,968		$(424)

Interest expense	$(3,423)	$-		$(3,423)	$(5,631)	$2,740	(j)	$(2,891)

Income tax (benefit) provision	$(363)	$-		$(363)	$(3,243)	$3,830	(k)	$587

Net loss	$(21,872)	$7,554	(l)	$(14,318)	$(10,648)	$9,878	(l)	$(770)

Basic net loss per share	$(0.47)	$0.16		$(0.31)	$(0.24)	$0.22		$(0.02)

Diluted net loss per share	$(0.47)	$0.16		$(0.31)	$(0.24)	$0.22		$(0.02)

(a)	Cost of sales adjustments related to the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets, stock-based compensation expense related to replacement awards, and reversal of restructuring expenses, totaling $5.6 million in Q4 2021 and Q4 2020.

(b)	Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets and stock-based compensation expense related to replacement awards of $0.9 million in Q4 2021 and Q4 2020.

(c)	Expenses related to the Company's patent infringement litigation and related matters of ($0.1) million in Q4 2021 and $0.9 million in Q4 2020.

(d)	Stock-based compensation expense related to replacement awards from the acquisition of Avedro of $0.1 million in Q4 2021 and $0.2 million in Q4 2020.

(e)	Milestone payment expense of $1.0 million associated with the licensing arrangement with Intratus, Inc.

(f)	Employee Retention and Family First act credits in the amount of ($0.1) million in cost of sales, ($0.2) million in research and development, and ($0.7) million in selling, general and administrative.

(g)	iStent Inject inventory excess charges from the launch of iStent Inject W in the amount of $1.9 million.

(h)	Adjustment of $2.6 million related to certain indirect tax reserves.

(i)	($0.1) million related to the Company's implementation of its new enterprise systems and other technology optimizations, restructuring expenses associated with the acquisition of Avedro, and integration expenses from the acquisition of Avedro.

(j)	Non-cash interest expense for the amortization of debt discount and associated issuance costs related to the convertible senior notes.

(k)	Tax benefit related to the Company's issuance of the convertible senior notes.

(l)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2021 and 2020.

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Full Year 2021				Full Year 2020
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$66,627	$(22,455)	(a)	$44,172	$91,719	$(53,784)	(a)(g)(h)(m)(n)	$37,935

Gross Margin	77.3%	7.7%		85.0%	59.2%	23.9%		83.1%

Operating expenses:
Selling, general and administrative	$179,257	$(7,025)	(b)(c)	$172,232	$171,401	$(19,107)	(b)(c)(i)(m)(o)	$152,294

Research and development	$100,999	$(1,556)	(d)(p)	$99,443	$85,392	$(2,451)	(d)(j)(m)	$82,941

In-process research and development	$10,000	$(10,000)	(e)	$-	$-	$-		$-

Litigation-related settlement	$(30,000)	$30,000	(f)	$-	$-	$-		$-

Loss from operations	$(32,872)	$11,036		$(21,836)	$(123,553)	$75,342		$(48,211)

Interest expense	$(13,372)	$-		$(13,372)	$(14,115)	$5,974	(k)	$(8,141)

Income tax provision (benefit)	$326	$-		$326	$(11,966)	$12,050	(l)	$84

Net loss	$(49,593)	$11,036	(q)	$(38,557)	$(120,348)	$69,266	(q)	$(51,082)

Basic net loss per share	$(1.07)	$0.24		$(0.83)	$(2.70)	$1.55		$(1.15)

Diluted net loss per share	$(1.07)	$0.24		$(0.83)	$(2.70)	$1.55		$(1.15)

(a)	Cost of sales adjustments related to the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets, stock-based compensation expense related to replacement awards, and reversal of restructuring expenses, totaling $22.5 million in 2021 and $22.9 million in 2020.

(b)	Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets and stock-based compensation expense related to replacement awards of $4.1 million in 2021 and $9.5 million in 2020.

(c)	Expenses related to the Company's patent infringement litigation and related matters of $2.9 million in 2021 and $5.2 million in 2020.

(d)	Stock-based compensation expense related to replacement awards from the acquisition of Avedro of $0.6 million in 2021 and $2.5 million in 2020.

(e)	Upfront payments associated with the execution of the amended licensing arrangement with Intratus, Inc. and the licensing arrangement with Attillaps Holdings Inc.

(f)	Settlement proceeds received related to the Company's patent infringement litigation.

(g)	$4.3 million of inventory write-off charges and COVID-19 related excess and obsolete reserves, a portion of which includes the associated fair-value step up of acquired Avedro inventory.

(h)	$24.7 million of inventory fair value step-up costs associated with the acquisition of Avedro.

(i)	$2.5 million of expenses related to the Company's implementation of its new enterprise systems and other technology optimizations, restructuring expenses associated with COVID-19 and the acquisition of Avedro, and integration expenses from the acquisition of Avedro.

(j)	Restructuring expenses associated with COVID-19 and the acquisition of Avedro, totaling $0.2 million.

(k)	Non-cash interest expense for the amortization of debt discount and associated issuance costs related to the convertible senior notes.

(l)	Tax benefit related to the Company's issuance of the convertible senior notes.

(m)	Employee Retention and Family First act credits in the amount of ($0.1) million in cost of sales, ($0.2) million in research and development, and ($0.7) million in selling, general and administrative.

(n)	iStent Inject inventory excess charges from the launch of iStent Inject W in the amount of $1.9 million.

(o)	Adjustment of $2.6 million related to certain indirect tax reserves.

(p)	Milestone payment expense of $1.0 million associated with the licensing arrangement with Intratus, Inc.

(q)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2021 and 2020.